                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) relating to Classic Custom Vacations included in or made a part of this registration statement.





                                                        /s/ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP

San Jose, California
  June 24, 1998